UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): August 1, 2007
CKX, INC.
(Exact name of registrant as specified in charter)

Delaware (State or other jurisdiction of incorporation)	0-17436 (Commission File Number)	27-0118168 (I.R.S. Employer Identification No.)

650 Madison Avenue New York, New York (Address of principal executive offices)	10022 (Zip Code)
Registrant’s telephone number, including area code: (212) 838-3100

(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☑	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry Into a Material Definitive Agreement.
Item 9.01 Financial Statements and Exhibits.
SIGNATURES
EX-2.1: AMENDMENT TO THE AGREEMENT AND PLAN OF MERGER

CURRENT REPORT ON FORM 8-K
CKX, INC.
August 1, 2007
Item 1.01 Entry Into a Material Definitive Agreement.
Amendment to Agreement and Plan of Merger
On August 1, 2007, CKX, Inc. (“CKX”) entered into an amendment (the “Amendment”) to the Agreement and Plan of Merger (the “Merger Agreement”), dated June 1, 2007, between CKX, 19X, Inc., a Delaware corporation owned and controlled by Robert F.X. Sillerman, Chairman and Chief Executive Officer of CKX, and Simon R. Fuller, a director of CKX and the Chief Executive Officer of 19 Entertainment Limited, a wholly-owned subsidiary of CKX (“19X”), and 19X Acquisition Corp., a Delaware corporation and subsidiary of 19X. The Amendment was approved by unanimous consent of the Company’s Board of Directors, acting upon the unanimous recommendation of a special committee comprised entirely of independent directors.
The Amendment provides for a 60 day extension of the original July 31, 2007 deadline under the Merger Agreement for 19X’s delivery of financing commitment letters from equity investors and financial institutions for amounts sufficient to pay the total merger consideration required under the Merger Agreement. The “outside date” for completion of the merger has also been extended an additional 60 days under the Amendment to April 25, 2008.
In requesting the Amendment, Robert F.X. Sillerman, on behalf of 19X, cited the recent disruption in the credit markets and noted that the delay was in no way due to concerns specific to CKX, 19X or the subject transaction. Mr. Sillerman confirmed to CKX that he remains confident in 19X’s ability to finance the transaction and to complete it in accordance with its terms.
Completion of the merger is not conditioned upon 19X receiving financing. The Merger Agreement provides that upon termination due to a breach of any representation, warranty, covenant or agreement on the part of 19X which prevents the merger from closing by the Outside Date or a failure by 19X to obtain the necessary financing by such date, subject to certain limitations, 19X must pay CKX a termination fee of $37 million, payable at the option of 19X in cash or CKX common stock valued at a price of $12.00 per share.
The foregoing summary of the Amendment does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Amendment which is attached hereto as Exhibit 2.1 and incorporated herein by reference.
Important Additional Information Regarding the Merger will be Filed with the SEC: In connection with the proposed merger, the Company will file with the Securities and Exchange Commission (“SEC”) a proxy statement and a Rule 13e-3 transaction statement on Schedule 13e-3. BEFORE MAKING A VOTING DECISION ABOUT THE PROPOSED TRANSACTION INVESTORS AND SECURITY HOLDERS ARE STRONGLY ADVISED TO READ THE PROXY STATEMENT, THE SCHEDULE 13e-3 AND OTHER RELEVANT DOCUMENTS WHEN THEY BECOME AVAILABLE, BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED TRANSACTION. Investors and security holders may obtain a free copy of the proxy statement, the Schedule 13e-3 and other documents filed by CKX, Inc. (when available) at the SEC’s website at http://www.sec.gov. The proxy statement, the Schedule 13e-3 and such other documents may also be obtained for free by directing such request to

CKX, Inc. Investor Relations, 650 Madison Avenue, New York, New York 10022 or on the Company’s website at http://www.ckx.com.
The Company and its directors, executive officers and certain other members of its management and employees may be deemed to be participants in the solicitation of proxies from its stockholders in connection with the proposed Merger. Information regarding the interests of the Company’s participants in the solicitation will be included in the proxy statement relating to the proposed Merger when it becomes available.
Item 9.01 Financial Statements and Exhibits.
(d) Exhibits

Exhibit No.	Description
2.1	Amendment, dated August 1, 2007, to the Agreement and Plan of Merger, dated as of June 1, 2007, by and among 19X, Inc., 19X Acquisition Corp. and CKX, Inc.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

CKX, INC.
BY:	/s/ Jason K. Horowitz
Jason K. Horowitz
Senior Vice President

DATE: August 1, 2007